                                                                   Exhibit 10.31



                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement, dated as of February 7, 2007, is made and entered into by and between NxStage Medical, Inc., a Delaware corporation (the "Company"), and DaVita Inc., a Delaware corporation (the "Purchaser"). The Company and the Purchaser are collectively referred to as the "parties."

         WHEREAS, concurrently herewith, the parties have entered into a National Service Provider Agreement (the "Service Provider Agreement"); and

         WHEREAS, in connection with, and as a condition of the parties entering into the Service Provider Agreement, the Company desires to issue and sell, and the Purchaser desires to purchase, shares of the Company's common stock, $0.001 par value per share (the "Common Stock"); and

         NOW THEREFORE, in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Purchaser agree as follows:

         1. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 hereof) the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, that number of shares ("Shares") equal to the quotient of $20,000,000 divided by the higher of (i) $10.00 and (ii) the average of the closing sales prices per share of the Common Stock on the NASDAQ Global Market for the twenty (20) consecutive trading days immediately preceding the Effective Date (as defined in the Service Provider Agreement").

         2.       The Closing.

                  2.1 Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement will take place at the offices of WilmerHale, 60 State Street, Boston, Massachusetts at 10:00 a.m. on February 7, 2007, or at such other time, date and place as are mutually agreeable to the Company and the Purchaser. The date of the Closing is hereinafter referred to as the "Closing Date."

                  2.2 Delivery of Shares; Payment of Purchase Price. At the Closing, the Company will deliver to the Purchaser a certificate registered in the name of the Purchaser representing the Shares against payment therefor by the Purchaser to the Company by wire transfer of $20,000,000.

         3. Representations of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

                  3.1 Charter and By-laws. The Company has made available to the Purchaser true, correct and complete copies of the Company's Restated Certificate of Incorporation and By-laws, each as in effect on the date hereof.

                  3.2 Valid Issuance of Common Stock. When issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, the Shares will be duly authorized, validly issued, fully paid, non-assessable and free of restrictions on transfer other than restrictions imposed or created under this Agreement, by applicable law or by the Purchaser and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance in all material respects with applicable U.S. federal securities laws.

                  3.3 Capitalization. The authorized capital stock of the Company, as of December 31, 2006, consists of 100,000,000 shares of Common Stock, of which 28,806,543 shares are issued and outstanding and 5,000,000 shares of blank check Preferred Stock, $0.001 par value per share, none of which have been designated. Options to purchase an aggregate of 3,068,430 shares of Common Stock were outstanding as of December 31, 2006. Except as set forth herein and in the Company SEC Documents (as defined below), there are no outstanding, rights (including conversion rights or preemptive rights and rights of first refusal), options, warrants, instruments, or other agreements or instruments of any kind to which the Company is a party for the purchase or acquisition from the Company of any securities of the Company.

                  3.4 Financial Statements and SEC Filings. Since January 1, 2006, the Company has filed all required reports, schedules, forms, financial statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. At the time they were filed with the SEC, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Company SEC Documents, as amended, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, as permitted by the SEC on Form 10-Q) and fairly presented in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  3.5 NASDAQ Listing. As of the date hereof, the Common Stock is listed on the NASDAQ Global Market and the Company has not received any notification that the NASDAQ Global Market is contemplating terminating such listing.

                  3.6 No Material Adverse Change. Since the filing of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, except as described or referred to in the Company SEC Documents, there has not been any



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

material adverse change in the assets, business, properties, financial condition or results of operations of the Company.

                  3.7 Corporate Power/Authorization. The Company has all requisite corporate power and authority and has taken all necessary corporate action to execute and deliver this Agreement, to issue the Shares and to carry out and perform its obligations hereunder. The execution, delivery and performance of this Agreement constitutes the valid and binding obligations of the Company, enforceable, in accordance with its terms.

                  3.8 Form S-3 Eligibility. As of the date hereof, the Company is eligible to register the Shares for resale by the Purchaser using Form S-3 promulgated under the 1933 Act, as such form is in effect on the date hereof.

                  3.9 No General Solicitation. Neither the Company nor any person acting on its behalf have engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

                  3.10 Brokers' Fees. The Company has no liability or obligations to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  3.11 No Integrated Offering. Neither the Company, any subsidiary of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Company are listed or designated. None of Company, any subsidiary of the Company or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

                  3.12 Sarbanes-Oxley Act. The Company is in material compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

                  3.13 Absence of Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefore or threat thereof, against the Company or any subsidiary of the Company, which would be reasonably likely to have a material adverse effect on the assets, business, properties, financial condition or results of operations of the Company or any subsidiary of the Company (a "Material Adverse Effect").

                  3.14 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct their respective businesses, in all material respects, as now conducted. The Company has no knowledge of any infringement by the Company or any Company subsidiaries of Intellectual Property Rights of others, which would be reasonably likely to result in a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any Company subsidiary regarding its Intellectual Property Rights, which would be reasonably likely to result in a Material Adverse Effect. The Company is unaware of any facts or circumstances, which would be reasonably likely to give rise to any of the foregoing infringements or claims, actions or proceedings.

                  3.15 Internal Accounting and Disclosure Controls. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate control over financial reporting to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management's general or specific authorization, (iv) the reporting of the assets of the Company is compared with the existing assets of the Company at reasonable intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

                  3.14 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all necessary permits and licenses required thereby.

         4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                  4.1 No Current Ownership in the Company. The Purchaser does not own of record or beneficially own (as defined in Rule 13d-3 of the Exchange Act) any voting securities of the Company, or any securities convertible or exercisable for any such voting securities. The Purchaser is the sole acquirer of the Shares and no officer, director or substantial shareholder of the Company has, to the knowledge of the Purchaser, a 5% or greater interest in the Purchaser or in the consideration to be paid for the Shares.



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

                  4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares. The Purchaser has no current agreement, arrangement, undertaking, obligation or commitment providing for the disposition of the Shares and has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the Shares.

                  4.3 Disclosure of Information. The Purchaser has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Agreement and to acquire the Shares. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

                  4.4 Investment Experience. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

                  4.5 Accredited Investor. The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                  4.6 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

         5. Conditions to the Obligations of the Company and the Purchaser. The respective obligations of the Company and the Purchaser to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction of the following conditions:

                  5.1 Service Provider Agreement. As of the Closing Date, the Service Provider Agreement will be in full force and effect.

                  5.2 No Governmental Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any governmental entity and shall be pending.

         6. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing:

                  6.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental entity that are required as of the Closing Date in connection with the issuance and sale of the Shares to the Purchaser pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

                  6.3 Registration Rights Agreement. The Company shall have entered into a registration rights agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act with respect to the Shares.

                  6.4 Opinion. Purchaser shall have received the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated as of the Closing, in the form attached hereto as Exhibit B.

         7. Condition to the Obligations of the Company. The obligations of the Company under Section 1 of this Agreement are subject to fulfillment of the following condition on or before the Closing:

                  7.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

         8.       Limitations on Transfer and Trading.

                  8.1 Restricted Shares. "Restricted Shares" means (a) the Shares and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

                  8.2 Requirements for Transfer. The Purchaser acknowledges and agrees that the Restricted Shares shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  8.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such



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

                  shares are registered under such Securities Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The Purchaser acknowledges and agrees that the Company, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing any Restricted Shares in order to facilitate the transfer restrictions referred to in Section 8.2. The Company shall remove the legend from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act; are sold pursuant to Rule 144; or are sold pursuant to an effective registration statement under the Securities Act.

                  8.4      Additional Limitations on Transfer.

                           (a)      The Purchaser agrees not to dispose of the
Shares in (i) short sales or, (ii) without the Company's prior written consent, which consent shall not be unreasonably withheld, in trades to a single party exceeding 250,000 Shares. The Company and the Purchaser agree that the intent of
Section 8.4(a)(ii) is to require the Purchaser to obtain the Company's consent before selling a significant number of Shares to a strategic investor.

                           (b)      Except as otherwise provided in the
Registration Rights Agreement, the Purchaser, if requested by the Company and the managing underwriter of a public offering by the Company, shall not sell or otherwise transfer or dispose of any Shares or other securities of the Company (excluding securities acquired in such offering or in the public market after such offering) held by the Purchaser for a period of 30 days following the effective date of the registration statement for such offering; provided, that all officers and directors of the Company enter into similar agreements.

                           (c)      The Purchaser agrees not to directly or
indirectly, sell, transfer or otherwise dispose of the Shares at any other time when it is in possession of material non-public information about the Company.

         9.       Standstill.



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                  9.1      Standstill Agreement. Provided that nothing contained
herein will prevent or prohibit the Purchaser from acquiring the Shares as contemplated by this Agreement or selling shares of Common Stock, the Purchaser will not, directly or indirectly, without the prior consent of a majority of the Board of Directors of the Company (the "Company Board"), (i) acquire (or offer or agree to acquire) any shares of Common Stock; (ii) engage or become a participant in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) or consents to vote any shares of Common Stock; or (iii) transfer to any third party (other than to its "affiliates," "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), officers, directors or employees and other than pursuant to a proxy solicitation conducted by or on behalf of the Company Board), the right to vote any shares of Common Stock. The Purchaser also agrees that it will not advise, assist or encourage any third party to do any of the foregoing. The covenants in this
Section 9.1 shall remain in effect until the third anniversary of the Closing Date.

                  9.2 Termination of Standstill. Notwithstanding the foregoing, the obligations of the Purchaser under this Section 9 shall terminate in the event of (i) any bona fide third party tender or exchange offer for at least 50% of the outstanding Common Stock, (ii) it is publicly disclosed that more than 30% of the Common Stock then outstanding has been acquired or is proposed to be acquired by any person or corporate or governmental entity (a "Person") or group unaffiliated with the Purchaser, (iii) the Company enters into any agreement to merge with any Person not affiliated with the Purchaser, or (iv) the Purchaser enters into any agreement to sell all or substantially all of its assets to any Person not affiliated with the Purchaser. All of the provisions of Section 9 shall be reinstated and shall apply in full force according to their terms in the event that: (x) if the provisions of Section 9 shall have terminated as the result of a tender or exchange offer, such tender or exchange offer (as originally made or as amended or modified) shall have terminated (without closing) prior to the commencement of a tender or exchange offer by the Purchaser that would have been permitted to be made pursuant to the first sentence of this Section 9.2 as a result of such third-party tender or exchange offer; (y) any tender or exchange offer by the Purchaser (as originally made or as extended or modified) that was permitted to be made pursuant to this
Section 9.2 shall have terminated (without closing); or (z) if the provisions of
Section 9 shall have terminated as a result of any action by the Company referred to in this Section 9.2, the Company shall have determined not to take any of such actions (and no such transaction shall have closed) prior to the commencement of a tender or exchange offer by the Purchaser that would have been permitted to be made pursuant to this Section 9.2 as a result of the initial determination of the Company referred to in this Section 9.2. Upon reinstatement of the provisions of Section 9, the provisions of this Section 9.2 shall continue to govern in the event that any of the events described in this Section
9.2 shall occur.

         10.      Miscellaneous.

                  10.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

                  10.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.



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                  10.3     Specific Performance. In addition to any and all
other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

                  10.5 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company, at 439 South Union Street, 5th Floor, Lawrence, MA 01843, Attention: President, with a copy to the General Counsel, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Susan W. Murley, Esq., WilmerHale, 60 State Street, Boston, Massachusetts 02109-1803; and

                  If to the Purchaser, at 601 Hawaii Street, El Segundo, CA 90245, Attention: Vice President, Finance and Purchasing, with a copy to the General Counsel, or at such other address or addresses as may have been furnished in writing by the Purchaser to the Company, with a copy to Karen L. Barsch, Esq., Faegre & Benson LLP, 1700 Lincoln Street, Denver, Colorado 80203-4532.

                  Either party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the other party. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 10.5

                  10.6 Indemnification. In consideration of Purchaser's execution and delivery of this Agreement and acquisition of the Shares hereunder, the Company shall jointly and severally defend, protect, indemnify and hold harmless the Purchaser and all of its officers, directors, employees and any agents or other representatives of the forgoing (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in this Agreement or (b) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement. To the extent that the foregoing undertakings by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Notwithstanding anything to the contrary contained herein, the Company shall not be liable for the payment and satisfaction of Indemnified Liabilities exceeding an aggregate of $20,000,000.

                  10.7 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  10.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser.

                  10.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. The delivery of a signature page of this Agreement by one party to the other party via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

                  10.10 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                  10.11 Legal Fees and Expenses. Each of the parties to this Agreement will bear its own legal fees and other expenses with respect to the transaction contemplated by this Agreement.

                  [Remainder of page intentionally left blank]



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



         Executed as of the date first written above.


                                  THE COMPANY:

                                  NXSTAGE MEDICAL, INC.


                                  By: /s/ Jeffrey H. Burbank
                                      Name: Jeffrey H. Burbank
                                      Title: President, Chief Executive Officer

                                  THE PURCHASER:

                                  DAVITA INC.

                                  By: /s/ Mark Harrison
                                      Name: Mark Harrison
                                      Title: Chief Financial Officer







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